SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement"), dated as of February 7, 2020, is being entered into by and among Lord Global Corporation ("LORD"), a Nevada corporation, each of the shareholders of LORD listed on ***Exhibit A*** hereto (each a "Shareholder" and collectively the "Shareholders"), and 27 Health, Inc. ("27 Health"), a Nevada corporation (each a "Party," and, together, the "Parties"). Capitalized words have the meaning set forth in Section 19, unless otherwise defined herein.

RECITALS

A. LORD is a reporting company with shares of its common stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and listed for trading on the OTC Markets' Pink Current Information Marketplace under the symbol "BGFTD."

B. In order to complete a strategy to become a publicly traded/listed company in the U.S., the Shareholders have agreed to sell to LORD, and LORD has agreed to purchase from Shareholders, the Shareholders' shares of the Company's Preferred Common Stock (the "27 Health Stock") of 27 Health, comprising 100% of the issued and outstanding equity of 27 Health (the "27 Health Interests"), in exchange for shares of Series F Preferred Stock of Bigfoot, pursuant to the terms and conditions set forth in this Agreement, whereby 27 Health will become a wholly-owned subsidiary of LORD.

C. The exchange of LORD Stock for 27 Health Stock is intended to constitute a tax-free reorganization under Section 368 of the Code, or such other tax-free reorganization exemptions that may be available under the Code.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1. Exchange of Stock.

(a) Subject to the terms and conditions hereof, the Shareholders agree to assign, sell and transfer at the Closing (as defined in Section 2 below) to Bigfoot, and Bigfoot agrees to purchase from the Shareholders, all of the Shareholders' right, title and interest in the 27 Health Interests.

(b) The aggregate consideration for all of the 27 Health Stock will be satisfied by the issuance and delivery by LORD to 27 Health, LORD stock certificates representing allocated amounts from the Preferred Series F stock, upon surrender by the Shareholders of the certificates evidencing the 27 Health Stock, duly endorsed for transfer to LORD or accompanied by stock powers executed in blank by the Shareholders. The transferred LORD Stock will be allocated and issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in 27 Health, as set forth on ***Exhibit A*** (subject to adjustment as set forth below), at the Closing. As a result of the exchange of the 27 Health Stock for the LORD Stock, 27 Health will become a wholly-owned subsidiary of LORD.

(c) Section 368 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The Parties to this Agreement hereby adopt this Agreement as a "plan of

reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368(a) of the Code.

2. Closing.

(a) Closing. The Parties to this Agreement will hold a virtual closing ("Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will constitute the transfer of the shares of LORD Stock to 27 Health. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor any document deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the Parties, the Closing may take place through the exchange of documents by fax, e-mail and/or express courier.

(b) Closing Deliveries by LORD. As soon as practical after the execution of this agreement, LORD shall deliver, or cause to be delivered, (i) to 27 Health, certificates representing proportional Preferred Series F shares of LORD Stock, which shall be allocated to the existing 27 Health Shareholders as set forth in ***Exhibit A*** hereto.

(c) Closing Deliveries by 27 Health and Shareholders. At the Closing, (i) each Shareholder shall deliver, or cause to be delivered, certificate(s) representing such Shareholder's 27 Health Shares, accompanied by an executed Stock Power and Assignment Separate from Stock Certificate, in the form attached hereto as ***Exhibit B***; and (ii) 27 Health and the Shareholders, as applicable, shall deliver or cause to be delivered to LORD the various documents required to be delivered as a condition to the Closing pursuant to Section 9 hereof.

With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3. Representations and Warranties of LORD.

LORD represents and warrants to 27 Health and the Shareholders as follows:

(a) Organization and Qualification. LORD is a corporation duly organized, validly existing,

and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation and in good standing in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Authority. LORD has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by LORD of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action and do not require from LORD's Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by LORD of this Agreement requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person other than (i) the filing of a Form 8-K with the Commission within four business days after the execution of this Agreement and of the Closing Date; and (ii) any filing required by FINRA.

(c) No Violation. Neither the execution nor the delivery by LORD of this Agreement or any other Transaction Document to which LORD is a party, nor the consummation or performance by LORD of the transactions contemplated hereby or thereby will, directly or indirectly, (i) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of LORD; (ii) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which LORD is a party or by which the properties or assets of LORD are bound; (iii) contravene, conflict with, or result in a violation of, any Law or Order to which LORD, or any of the properties or assets owned or used by LORD, may be subject; or (iv) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by LORD or that otherwise relate to the business of, or any of the properties or assets owned or used by, LORD, except, in the case of clauses (ii), (iii), or (iv), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on LORD.

(d) Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the Parties hereto and thereto other than LORD, this Agreement and each of the other Transaction Documents to which LORD is a party are duly authorized, executed and delivered by LORD and constitute the legal, valid and binding obligations of LORD, enforceable against LORD in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

(e) Organizational Documents. LORD has delivered or made available to 27 Health a true and correct copy of its Amended and Restated Articles of Incorporation and Bylaws and any other Organizational Documents of LORD, each as amended to date, and each such document is in full force and effect. LORD is not in violation of any of the provisions of its Organizational Documents. The minute books (containing the records of meetings or

written consents of LORD's stockholders, Board of Directors and any committees of the Board of Directors), the stock ledger and the stock records of LORD, each as provided or made available to 27 Health, are correct and complete.

(f) Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders, contained in Section 4, the issuance of the LORD Stock to Shareholders pursuant to this Agreement, will be, when issued in accordance with the terms of this Agreement, issued pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

(g) Capitalization. The authorized capital stock of LORD has been disclosed to 27 Health. No shares of LORD Common Stock or Preferred Stock are held by LORD in its treasury. All issued and outstanding shares of LORD's capital stock are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of LORD's organization, LORD's Organizational Documents or any Contract to which LORD is a party or is otherwise bound.

(h) Rights or Obligations Concerning LORD Securities. Other than as set forth in the most recently filed report by LORD on form 10-K, there are no subscription rights, options, warrants, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, commitments, Contracts, arrangements, undertakings of any kind, or other rights (contingent or otherwise) presently outstanding to which LORD is a party or by which it is bound, for the purchase, acquisition, or sale of the capital stock of LORD, or any securities convertible into or exchangeable for capital stock of LORD or other securities of LORD or which have the right to vote on any matters on which holders of LORD Common Stock may vote, or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of LORD's capital stock. LORD has no stock or option plan providing for the grant by LORD of stock or options to its directors, officers, employees or independent contractors. There are no outstanding obligations of LORD to retire, repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock of, or other ownership interests in, LORD or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person and there will be none of the foregoing outstanding at the Closing. The stockholder list provided to 27Health is a current stockholder list generated by LORD's transfer agent, and such list accurately reflects all of the issued and outstanding shares of LORD Common Stock registered with LORD's transfer agent.

(i) Subsidiaries. Other than Lord Global Corporation and Healthy Expeditions, Inc., wholly-owned subsidiaries of LORD, and an 18% ownership in Searching for Bigfoot, Inc., LORD has no subsidiaries and does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture, or other entity or enterprise.

(j) Financial Statements; Assets and Liabilities; Working Capital. As presented in the most recent annual report on form10-K, are LORD's audited balance sheets, statements of operations, statements of cash flows and statements of changes in stockholders' deficit for the fiscal years ended July 31, 2019 and 2018. The LORD Financial Statements have been prepared in accordance with GAAP, are correct and complete and present fairly the assets,

Liabilities and financial condition of LORD as at the respective dates and for the respective periods covered thereby. LORD has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business, free and clear of all Liens, except Permitted Liens.

(k) Certain Proceedings. There is no Action pending or to LORD's Knowledge threatened, against or relating to LORD, its properties or business.

(l) Contracts. Except as disclosed in the SEC Reports, other than professional retainer agreements for the provision of legal and accounting services to LORD, LORD is not a party to any material Contract. For purposes of this Agreement "material" shall mean any Contract, debt, liability, claim or other obligation valued or otherwise worth $2,000 or more. LORD is not in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice, would cause such a violation of or default under) any Contract to which it is a party or to which any of its properties or assets is subject.

(m) Employees, Directors and Independent Contractors. LORD has no compensated officers, directors, employees, or independent contractors. LORD is in full compliance with all Laws regarding employment, wages and hours, benefits, equal opportunity, payment of Social Security and other Taxes, and occupational safety and health. LORD is not liable for the payment of any compensation, damages, Taxes, fines, penalties or other amounts for failure to comply with any of the foregoing Laws. No director, officer or employee of LORD is a party to, or otherwise bound by, any Contract with any other Person that in any way adversely or materially affects the performance of his or her duties as a director, officer or employee of LORD or the ability of LORD to conduct its business. Each employee of LORD is employed on an at-will basis.

(n) Proceedings and Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports, no officer, director, employee or stockholder of LORD, or any Affiliate or "associate" (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, (i) is a party adverse to LORD or has a material interest adverse to LORD in any material pending Proceeding or (ii) has or has had, directly or indirectly, an interest in any transaction with LORD (other than for services as employees, officers or directors), including any Contract providing for the furnishing of services or sale of goods to or by, providing for rental of real property to or from, or otherwise requiring payments to or from any such Person or, to the Knowledge of LORD, any entity in which such Person has an interest or is an officer, director, trustee, manager, or partner.

(o) Taxes. LORD has filed in correct form all federal, state, and other Tax Returns of every nature required to be filed by it and has paid all Taxes which it is obligated to pay to the extent that such Taxes have become due. LORD has also paid all Taxes which do not require the filing of returns and which are required to be paid by it. To the extent that Tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of LORD. No Governmental Authority in any jurisdiction has made a claim, assertion or threat to LORD that LORD is or may be subject to Taxation by such jurisdiction, and there are no Liens with respect to Taxes on LORD's property or assets. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of LORD, nor is any such claim or dispute pending or contemplated.

(p) Securities Representation. LORD is acquiring the 27 Health Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

(q) SEC Reports. LORD is a publicly reporting company pursuant to Section 15(d) of the Exchange Act and is in compliance with all reporting requirements of the Exchange Act and has filed all reports, schedules, forms, statements and other documents required to be filed thereunder (the "SEC Reports"). As of their respective dates, the SEC Reports and any registration statements filed by LORD under the Securities Act ("Registration Statements") complied in all material respects with the requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports or Registration Statements, when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which they were made, not misleading. The disclosures in the SEC Reports and Registration Statements regarding LORD's business are current and complete and accurately reflect Bigfoot's operations as they exist as of the date hereof.

(r) Internal Accounting Controls. LORD maintains a system of internal accounting controls as is described in the SEC Reports.

(s) Compliance with Laws. The business and operations of LORD have been and are being conducted in accordance with all applicable Laws and Orders. LORD has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting LORD and, to the Knowledge of LORD, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. LORD is not subject to any obligation or restriction of any kind or character, nor is there, to the Knowledge of LORD, any event or circumstance relating to LORD that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits LORD from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

(t) No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against LORD for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

(u) Changes. Since the filing of LORD's most recent Annual Report on Form 10-K, LORD has conducted its business in the usual and ordinary course of business consistent with past practice and there has not been any material change in LORD's assets, Liabilities, financial condition or operating results.

(v) Governmental Inquiries. LORD has provided to the Shareholders a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by LORD from any Governmental Authority, and LORD's response thereto, and each material written statement, report or other document filed by LORD with any Governmental Authority.

(w) Bank Accounts and Safe Deposit Boxes. Except as presented in the most recently filed form 10-K, LORD does not have any bank or other deposit or financial account, nor does LORD have any lock boxes or safety deposit boxes.

(x) Money Laundering Laws. The operations of LORD are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving LORD with respect to the Money Laundering Laws is pending or, to the knowledge of LORD, threatened.

(y) Disclosure. LORD has provided 27 Health and the Shareholders with such documents and documentation as requested by 27 Health and/or the Shareholders prior to execution of this Agreement. All documents and other papers delivered or made available by or on behalf of LORD in connection with this Agreement are true, complete and correct in all material respects. No representation or warranty of LORD contained herein and no statement or disclosure made by or on behalf of LORD pursuant to this Agreement or any other agreement contemplated hereby contains an untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(z) Board Recommendation. LORD's Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of LORD's stockholders and has recommended to such stockholders that they approve this Agreement and the transactions contemplated by this Agreement.

(aa) Certain Registration Matters. LORD has not granted or agreed to grant any person any rights (including "piggy-back" registration rights) to have any securities of LORD registered with the Commission or any other Governmental Authority that have not been satisfied.

4. Representations and Warranties of 27 Health.

27 Health represents and warrants to LORD as follows:

(a) Organization and Qualification. 27 Health is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and is licensed or qualified as a foreign corporation in each jurisdiction in which the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Authority. 27 Health has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into and deliver this Agreement and any of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by 27 health of this Agreement and the other Transaction Documents has been duly authorized by all necessary corporate action and do not require from 27 Health's Board any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by 27 Health of

this Agreement requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

(c) Capitalization. The authorized capital stock of 27 Health consists of (i) Three Thousand (3,000) shares of Common Stock, $0.001 value per share, of which all shares are issued and outstanding. All issued and outstanding shares of 27 Health's capital stock are fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Laws of the jurisdiction of 27 Health's organization, 27 Health's Organizational Documents or any Contract to which 27 Health is a party or is otherwise bound.

(d) Rights or Obligations Concerning 27 Health Securities. There are no agreements purporting to restrict the transfer of the 27 Health Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the 27 Health Shares. The 27 Health Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations.

(e) Certain Proceedings. There is no Action pending, or to 27 Health's Knowledge, threatened, against or relating to 27 Health, its properties or business.

(f) Taxes. 27 Health has filed in correct form all federal, state and other Tax returns of every nature required to be filed by it and has paid all Taxes which it is obligated to pay to the extent such Taxes have become due. 27 Health has also paid all Taxes which do not require the filing of returns and which are required to be paid by it. To the extent that Tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of 27 Health. No Governmental Authority in any jurisdiction has made a claim, assertion or threat to 27 Health that 27 Health is or may be subject to Taxation by such jurisdiction, and there are no Liens with respect to Taxes on 27 Health's property or assets. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of 27 Health, nor is any such claim or dispute pending or contemplated.

(g) Organizational Documents. The organizational documents of 27 Health that have been provided to LORD, are correct and complete.

(h) Due Diligence. 27 Health has had the opportunity to perform all due diligence investigations of LORD and its business as it has deemed necessary or appropriate and to ask questions of LORD's officers and directors and has received satisfactory answers to all of its questions.

5. Representations and Warranties of the Shareholders.

The Shareholders severally, and not jointly, represent and warrant to Bigfoot as follows:

(a) Authority; Ownership of 27 Health Stock. Each Lord Shareholder has full right, power and authority to enter into and deliver this Agreement and any of the other Transactional Documents to which such Shareholder is a party, and to sell, transfer and deliver such Shareholder's 27 Health Stock free and clear of any and all Liens and encumbrances. There

are no options, rights, voting trusts, shareholder agreements or any other Contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder's 27 Health Stock are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder's 27 Health Stock. At the Closing, such Shareholder will transfer to LORD valid and marketable title to such Shareholder's 27 Health Stock, free and clear of any and all Liens. Such Shareholder owns and holds that number and percentage of 27 Health Stock that are listed opposite such Shareholder's name on ***Exhibit A***.

(b) Certain Proceedings. There is no Action pending, or to such Shareholder's Knowledge, threatened, against or relating to such Shareholder's 27 Health Stock.

(c) Address. The current residence address or principal place of business (for any non-individual shareholder) of such Shareholder is as listed on ***Exhibit A.***

(d) No Violation. Neither the execution nor the delivery by such Shareholder of this Agreement or any other Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (i) contravene, conflict with, or result in a violation of any provision of such Shareholder's Organizational Documents (if such Shareholder is an entity), (ii) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (iii) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets owned or used by such Shareholder, may be subject; except, in the case of clauses (ii) and (iii), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect on such Shareholder.

(e) Filings, Consents and Approvals. The execution, delivery and performance by such Shareholder of this Agreement require no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority or other Person.

(f) The 27 Health Stock. Such Shareholder's 27 Health Stock is duly authorized, duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Legends. Such Shareholder understands that the LORD Stock and any securities issued in respect of or exchange for the LORD Stock, may bear one or all of the following legends:

(i) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS

SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(ii) Any legend set forth in, or required by, the other Transaction Agreements.

(iii) Any legend required by the securities laws of any state to the extent such laws are applicable to the LORD Stock represented by the certificate so legended.

(h) No Governmental Review. Such Shareholder understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the LORD Stock, or the fairness or suitability of the investment in the LORD Stock, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

6. Conduct Prior to the Closing.

LORD and 27 Health each covenant that between the date of this Agreement and the Closing:

(a) No Change to Organizational Documents. Other than as contemplated herein, no change will be made in the Organizational Documents of such Party, unless made with the prior written consent of the other Party.

(b) Preservation; No Material Commitments. LORD and 27 Health will each use their best efforts to maintain and preserve their respective business organizations, shareholder interests, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

(c) Conduct of Business. Each of LORD and 27 Health will conduct its respective business in the ordinary course and in such a manner so that its respective representations and warranties in this Agreement shall continue to be true and correct in all material respects as of the Closing as if made at and as of the date of this Agreement.

(d) Written Notice of Certain Events, Conditions or Circumstances. Each of LORD and 27 Health shall give to the representative of the other prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such Party or which would render inaccurate in any material respect any of such Party's representations or warranties herein.

(e) Public Announcements. LORD and 27 Health agree that they will not make any public announcements relating to this Agreement, except as may be required to satisfy LORD's reporting obligation under the Exchange Act, or the transactions contemplated herein without the prior written consent of the other Parties, which consent will not be unreasonably withheld.

(f) Access to Books and Records. In addition to customary due diligence materials provided pursuant to Section 10(b) hereof, 27 Health will give LORD and its representatives reasonable access to all of the books and records of 27 Health reasonably necessary for the preparation and amendment of the proxy, consent or information statement to be used by

LORD in connection with the transactions contemplated hereunder and such other filings or submissions in accordance with Commission rules and regulations as are necessary to consummate the transactions contemplated by this Agreement or to respond to comments or requests of the Commission's staff.

(g) Cooperation. Each Party shall cooperate with the other Parties and shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other Persons the consent or approval of which, or the license or permit from which is required for the consummation of the transactions contemplated hereby and (ii) provide to each other Party such information as the other Parties may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

8. Conditions to Obligations of the Shareholders and 27 Health.

The Shareholders' and 27 Health's obligations to complete the transactions contemplated herein are subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by 27 Health and Shareholders holding a majority of the issued and outstanding 27 Health Stock:

(a) Representations and Warranties True and Correct. The representations and warranties of Bigfoot set forth herein shall be true and correct in all material respects at the Closing as though made at and as of that date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except as affected by the transactions contemplated hereby.

(b) Performance of Covenants. LORD will have performed and complied with all covenants required by this Agreement to be performed and complied by it on or before the Closing.

(c) Consents, Waivers, etc. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by LORD for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by LORD, and LORD shall have delivered proof of same to 27 Health and the Shareholders.

(d) Approval of Agreement and Contemplated Transactions. This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors and stockholders of LORD.

(e) Delivery of Certificates. LORD will have delivered to the Shareholders and 27 Health the documents set forth below, in each case in form and substance reasonably satisfactory to counsel for 27 Health and the Shareholders:

i. A certificate of good standing of Lord Global Corporation fka Bigfoot Project Investments Inc. from the Nevada Secretary of State, as of a date within five days of the Closing Date;

ii. A certificate executed by an officer of LORD, certifying the satisfaction of the conditions specified in Section 3(a), (b) and (c) relating to LORD; and

iii. A Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of LORD, as amended to reflect the Name Change and reflecting the authorized capital of LORD; (B) the resolutions of LORD's Board and stockholders approving this Agreement and the transactions contemplated hereby, including those actions specified in Section 8(h); and (C) the incumbency of each authorized officer of Bigfoot signing this Agreement and any other agreement or instrument contemplated hereby to which Bigfoot is a party.

(f) No Material Adverse Change. There will have occurred no material adverse change in the business, operations or prospects of LORD.

(g) Approval of LORD Stockholders. LORD will have received the approval (whether pursuant to a written consent (in a form acceptable to counsel for the Shareholders and 27 Health) or pursuant to a stockholder meeting) from stockholders holding at least a majority of all issued and outstanding shares of Common Stock, approving the proposed transaction.

(h) Filings With the Commission. LORD shall have filed with the Commission all filings required by the Exchange Act to be filed by it prior to the Closing.

9. Conditions to Obligations of LORD.

LORD's obligation to complete the transactions contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by 27 Health:

(a) Representations and Warranties True and Correct. The representations and warranties of the Shareholders and LORD set forth herein will be true and correct in all material respects at the Closing as though made at and as of that date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date), except as affected by the transactions contemplated hereby.

(b) Performance of Covenants. The Shareholders and LORD will have performed and complied with all covenants required by this Agreement to be performed and complied with by them on or before the Closing.

(c) Consents, Waivers, etc. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the LORD or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by each of them of the transactions contemplated by this Agreement, shall have been obtained and made by LORD or the Shareholders, as applicable, and LORD and the Shareholders shall have delivered proof of same to 27 Health.

(d) Approval of Agreement. This Agreement will have been approved by the Board of Directors of 27 Health.

(e) Delivery of Certificates. 27 Health will have delivered to LORD the documents set forth below, in each case in form and substance reasonably satisfactory to counsel for LORD:

i. A certificate of status from the Nevada Secretary of State, as of a date within five days of the Closing Date;

ii. A certificate executed by an officer of 27 Health, certifying the satisfaction of the conditions specified in Section 4(a) and (b) relating to 27 Health; and

iii. A Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the Organizational Documents of 27 Health; (B) the resolutions of 27 Health's Board approving this Agreement and the transactions contemplated hereby; and (C) the incumbency of each authorized officer of 27 Health signing this Agreement and any other agreement or instrument contemplated hereby to which 27 Health is a party;

(f) No Material Adverse Change. There will have occurred no material adverse change in the business, operations or prospects of 27 Health.

(g) No Claims as to Shares. There must not have been made or threatened by any Person any claim asserting that such Person (i) is the holder of or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in 27 Health, or (ii) is entitled to all or any portion of LORD Stock.

10. Public Announcements and Filings.

LORD shall promptly, but no later than four business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Such press release shall be subject to the prior approval of 27 Health, which shall not be unreasonably withheld or delayed. LORD shall also file with the Commission a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four business days following the Closing Date. Prior to the Closing Date, LORD and 27 Health shall consult with each other in issuing the Form 8-K and any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither Party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing Party shall provide the other Party with prior notice of no less than three calendar days of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other Party.

11. Confidentiality.

(a) Requirement to Maintain Confidentiality. Each of LORD, 27 Health and the Shareholders will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such Party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such Party, (ii) the use of such information is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing

or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b) Required Disclosure; Protective Order. In the event that any Party is required to disclose any information of another Party pursuant to clause (ii) or (iii) of Section 13(a), the Party requested or required to make the disclosure (the "Disclosing Party") shall provide the party that provided such information (the "Providing Party") with prompt notice of any such requirement so that the Providing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 13(b). If, in the absence of a protective order or other remedy or the receipt of a waiver by the Providing Party, the Disclosing Party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the Providing Party, the Disclosing Party may, without liability hereunder, disclose only that portion of the Providing Party's information which such counsel advises is legally required to be disclosed, provided that the Disclosing Party exercises its reasonable efforts to preserve the confidentiality of the Providing Party's information, including, without limitation, by cooperating with the Providing Party to obtain an appropriate protective order or other relief providing that confidential treatment will be accorded the Providing Party's information.

(c) Return or Destruction of Information. If the transactions contemplated by this Agreement are not consummated, each Party will return or destroy all of the written (including digital) information each Party has regarding the other Parties.

12. Survival of Representations and Warranties.

The representations and warranties of the Shareholders, LORD and 27 Health set out in this Agreement will survive Closing for a period of twelve months.

13. Waiver.

Any Party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations or certification made to such Party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

14. Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or via email, or sent by prepaid first-class certified mail, return receipt requested, or a recognized commercial courier service (with a required e-mail copy, receipt of which need not be acknowledged) to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of delivery in person, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) in the case of e-mail, on the date that the recipient acknowledges having

received the email, with an automatic "read receipt" not constituting acknowledgment of an email for purposes of this Section 18, (c) in the case of certified mail, two business days after being mailed, and (d) in the case of a recognized commercial courier service, on the business day that receipt by the addressee is confirmed pursuant to the service's systems, as follows:

If to LORD, to:
Lord Global Corporation
318 N Carson St #208
Carson City, NV 89701

With copies, which shall not constitute notice, to:
Lucosky Brookman LLP
101 Wood Avenue South
Iselin, NJ 08830
Attn: Scott E. Linsky

If to the Shareholders or 27 Health, to:

27 Health Inc.
318 N Carson ST #208
Carson City, NV 89701

19. Definitions.

Unless the context otherwise requires, the terms defined in this Section 19 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

(a) "**Accredited Investor**" has the meaning set forth in Regulation D under the Securities Act, as set forth on ***Exhibit B***.

(b) "**Action**" means any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened before or by any court, arbitrator, Governmental Authority or stock market, stock exchange or trading facility.

(c) "**Affiliate**" shall mean, with respect to any Person, any other Person that (a) directly or indirectly, whether through one or more intermediaries or otherwise, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including with correlative meanings "controlled by" and "under common control with") of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of

voting securities, by contract or otherwise. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members.

(d) "**Code**" means the Internal Revenue Code of 1986, as amended.

(e) "**Commission**" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act and the Exchange Act.

(f) "**Contract**" means any written or oral contract, lease, license, indenture, note, bond, agreement, arrangement, understanding, permit, concession, franchise or other instrument.

(g) "**Convertible Securities**" refers to any securities of LORD or Bigfoot which would entitle the holder thereof to acquire at any time shares of either entity's common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, such common stock.

(h) "**Exhibits**" means the several exhibits referred to and identified in this Agreement.

(i) "**FINRA**" means the Financial Industry Regulatory Authority.

(j) "**GAAP**" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

(k) "**Governmental Authority**" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

(l) "**Knowledge**" means, except as otherwise expressly provided herein, actual knowledge after reasonable investigation. Bigfoot or LORD, as applicable, shall be deemed to have Knowledge of a matter if any of its respective officers, directors, stockholders or employees has Knowledge of such matter.

(m) "**Law**" means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

(n) "**Liability**" means any debt, liability or obligation of any kind (whether known or unknown, whether asserted or unasserted, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

(o) "**Lien**" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement

under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

(p) "**Material Adverse Effect**" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, Liabilities, business, operations or results of operations of a party to this Agreement, taken as a whole.

(q) "**Order**" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

(r) "**Organizational Documents**" means (i) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the articles or certificate of formation and operating agreement of a limited liability company; (v) any other document performing a similar function to the documents specified in clauses (i), (ii), (iii) and (iv) adopted or filed in connection with the creation, formation or organization of a Person; and (vi) any and all amendments to any of the foregoing.

(s) "**Permitted Liens**" means with respect to any Person (A) such imperfections of title, easements, encumbrances or restrictions which do not materially impair the current use of such Person's or any of its subsidiaries' (if any) assets, (B) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's and other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (C) Liens for Taxes not yet due and payable, or being contested in good faith, and (D) purchase money Liens incurred in the ordinary course of business.

(t) "**Person**" means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

(u) "**Proceeding**" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

(v) "**SEC Reports**" has the meaning set forth in Section 3(q) hereof.

(w) "**Securities Act**" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

(x) "**Share Exchange**" means that transaction or series of transactions pursuant to which Bigfoot will acquire all of the LORD Stock from the Shareholders in exchange for the transfer by Bigfoot of 4,500,820,000 shares of Bigfoot Stock, and all matters ancillary thereto.

(y) "**Tax Return**" means all returns, declarations, reports, estimates, statements, forms, and other documents filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof.

(z) "**Taxes**" means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and "Tax" means any of the foregoing Taxes.

(aa) "**Transaction Documents**" means, collectively, this Agreement and any of the other agreements, certificates, instruments, and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

(bb) "**U.S.**" means the United States of America.

(cc) "**U.S. Person**" has the meaning set forth in Regulation S under the Securities Act and set forth on ***Exhibit C*** attached and incorporated by reference.

20. General Provisions.

(a) Governing Law. This Agreement will be governed and construed by and under the laws of the State of Nevada, without giving effect to conflicts of law principles.

(b) Severability. If any term or provision hereof or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree to, as applicable, (i) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (ii) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

(c) Dispute Resolution. With the exception of the Company's rights as set forth in Section 20(d), the Parties hereby agree to resolve any dispute arising under this Agreement or related to any Party's compliance with this Agreement, including without limitation any claims for breach of this Agreement, expeditiously and cost effectively in accordance with the following provisions of this Agreement:

i. A Party shall promptly provide written notice to the other Parties of any good faith dispute arising under this Agreement ("*Notice of Dispute*"). The Parties shall negotiate in good faith ("*Negotiation*") to attempt to reach a resolution

within 30 days after the receipt of the Notice of Dispute. If at the end of such 30-day period the dispute has not been resolved to the satisfaction of the Parties, then any Party may provide written notice to the other Parties of such noticing Party's demand that the Parties engage in binding arbitration of the dispute pursuant to the terms of this Section 20(c) ("*Arbitration*").

ii. Subject to Section 20(d), any controversy or claim arising under or relating to this Agreement which has not been resolved by the parties pursuant to Section 20(c)(i), are to be resolved by Arbitration. The Arbitration shall be conducted in Las Vegas, Nevada, on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "*AAA*") by one arbitrator having reasonable experience in transactions of the type provided for in this Agreement and who is chosen by the AAA. Any decision or award as a result of any such Arbitration shall be in writing, shall provide an explanation for all conclusions of law and fact and shall include the assessment of costs, expenses, and reasonable attorneys' fees to prevailing parties. Judgment upon any award rendered in such Arbitration may be confirmed in a court of competent jurisdiction.

iii. The Parties agree that any Negotiation under Section 20(c)(i) or Arbitration under Section 20(c)(ii) are being conducted in accordance with the protection of the settlement privilege. All aspects of any such proceedings (including but not limited to all statements, testimony, submissions, and written materials of, or submitted on behalf of, any of the Parties or an arbitrator) are privileged and confidential and shall not be disclosed to any other person, except for their respective representatives, counsel and insurance carriers. The Parties further agree that the provisions of Sections 1115 - 1128 of the Nevada Evidence Code and Federal Rule of Evidence 408 shall apply to any such Negotiation or Arbitration for breach of any subsequent settlement agreement in which they participate; provided, however, that the terms and details of such proceedings may be disclosed as necessary to enforce any settlement agreement reached in those proceedings or as ordered by a court or other tribunal of competent jurisdiction.

iv. Each of the Parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the District of Nevada or any court of the State of Nevada having subject matter jurisdiction.

(d) Equitable Relief. Notwithstanding Section 20(c), each Party understands and agrees that, with respect to controversies or claims hereunder arising out of 27 Health's or LORD's intellectual property rights, due to the unique nature of such intellectual property rights, there can be no adequate remedy at law for any breach of obligations related to such rights hereunder, that any such breach may allow the breaching Party/Parties or third parties to unfairly compete with 27 Health or LORD, as applicable, thereby resulting in irreparable harm to 27 Health or LORD, as applicable; therefore, 27 Health or LORD, as applicable, shall be entitled to seek ex parte injunctive or other appropriate equitable relief without bond to remedy or forestall any such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement but shall be in addition to all other rights and remedies available at law or in equity, including those provided in this Agreement.

(e) Punitive Damages. In any adverse action, the Parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any Party or Affiliate for lost profits, punitive or multiple damages.

(f) Entire Agreement. This Agreement, including all Exhibits and Schedules hereto, all of which are incorporated herein by this reference, constitutes the entire agreement and final understanding of the Parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the Parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by LORD, 27 Health and Shareholders holding a majority of the 27 Health Stock.

(g) Assignment; No Third Party Beneficiaries. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Other than as expressly stated herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their respective successors and permitted assigns.

(h) Further Assurances. The Parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

(i) Headings and Other References. The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. Delivery of an executed counterpart of a signature page to this Agreement may be made by electronic or digital delivery such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign).

(k) Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Share Exchange Agreement as of the date set forth on the first page hereof.

Lord Global Corporation fka BIGFOOT PROJECT INVESTMENTS, INC.

DocuSigned by:

By: Alexandra Aizenshtadt

Name: Alexandra Aizenshtadt
Title: Chairman

27 Health Inc.

By: Joseph Frontiere

Name: Joseph Frontiere
Title: Chairman

EXHIBIT A

Share Exchange Information

Shareholder Name	No. of 27 Health Shares Exchanged	No. of LORD Shares Issued	% of LORD Shares to be Issued
Sara Reynolds	155	2,000,000	5%
J A Ventures Inc.	1,423	18,400,000	46%
Carraige House	711	9,200,000	23%
Draper Inc.	711	9,200,000	23%
Total	3,000	38,800,000	97.0%

EXHIBIT B

Definition of "Accredited Investor"

The term "**accredited investor**" means:

(1) A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(2) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(3) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

(4) A director or executive officer of LORD.

(5) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds US $1,000,000. For purposes of calculating net worth under this section: (i) the person's primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

(6) A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(7) A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described

in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).

(8) An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Shareholder must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

Definition of "U.S. Person"

(1) "**U.S. Person**" (as defined in Regulation S) means:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. Person;

(iv) Any trust of which any trustee is a U.S. Person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

(2) Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a "**U.S. Person.**"

(3) Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. Person shall not be deemed a U.S. person if:

(i) An executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and

(ii) The estate is governed by foreign law.

(4) Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. Person shall not be deemed a U.S. Person if a trustee who is not a U.S. Person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person.

(5) Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. Person.

(6) Notwithstanding paragraph (1), any agency or branch of a U.S. Person located outside the United States shall not be deemed a U.S. Person if:

(i) The agency or branch operates for valid business reasons; and

(ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

(7) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed U.S. Persons.

EXHIBIT D

Accredited Investor Representations

Each Shareholder further represents and warrants to LORD as follows:

1. Such Shareholder qualifies as an "accredited investor" (as defined in ***Exhibit B*** hereto) on the basis set forth on its signature page to this Agreement.

2. Such Shareholder has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such Shareholder's interests in connection with the transactions contemplated by this Agreement.

3. Such Shareholder has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in LORD Stock.

4. Such Shareholder understands the various risks of an investment in LORD Stock and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in Bigfoot Stock.

5. Such Shareholder has had access to LORD's publicly filed reports with the Commission. Such Shareholder has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding Bigfoot that such Shareholder has requested and all such public information is sufficient for such Shareholder to evaluate the risks of investing in LORD Stock.

6. Such Shareholder has been afforded the opportunity to ask questions of and receive answers concerning Bigfoot and the terms and conditions of the issuance of LORD Stock.

7. Such Shareholder is not relying on any representations and warranties concerning LORD made by LORD or any officer, employee or agent of Bigfoot, other than those contained in this Agreement.

8. Such Shareholder is acquiring LORD Stock for its own account, for investment and not for distribution or resale to others.

9. Such Shareholder will not sell or otherwise transfer LORD Stock, unless either (a) the transfer of such securities is registered under the Securities Act or (b) an exemption from registration of such securities is available.

10. Such Shareholder understands and acknowledges that LORD is under no obligation to register LORD Stock for sale under the Securities Act.

11. Such Shareholder consents to the placement of a legend on any certificate or other document evidencing LORD Stock substantially in the form set forth in Section 6.

12. Such Shareholder represents that the address furnished on its signature page to this Agreement is its principal business address.

13. Such Shareholder understands and acknowledges that LORD Stock has not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities

have not confirmed the accuracy or determined the adequacy of any information concerning LORD that has been supplied to such Shareholder and that any representation to the contrary is a criminal offense.

14. Such Shareholder acknowledges that the representations, warranties and agreements made by such Shareholder herein shall survive the execution and delivery of this Agreement and the purchase of LORD Stock.